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                                                                    EXHIBIT 5(c)

                        SUB-INVESTMENT ADVISORY AGREEMENT

         SUB-INVESTMENT ADVISORY AGREEMENT made as of the 1st day of March, 1995, by and between First of America Investment Corporation, a Michigan corporation (the "Adviser"), and Gulfstream Global Investors, Ltd., a Texas limited partnership (the "Sub- Adviser").

         WHEREAS, the Adviser serves as investment adviser of The Parkstone Advantage Fund, a Massachusetts business trust and an open-end management investment company (the "Trust"), which has filed a registration statement (the "Registration Statement") under the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Act of 1933.

         WHEREAS, the Trust is comprised of several separate investment portfolios; and

         WHEREAS, the Adviser desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser experienced in the management of a portfolio of international securities to assist the Adviser in performing services for the portfolios indicated on Schedule A to this Agreement (the "Funds"); and

         WHEREAS, the Sub-Adviser is registered under the Investment Advisers Act of 1940, as amended, and is engaged in the business of rendering investment advisory and sub-advisory services to investment companies and desires to provide such services to the Adviser; and

         WHEREAS, the Sub-Adviser is familiar with the investment objective, policies and restrictions of the Funds and has reviewed the Investment Advisory Agreement dated as of August 18, 1993 between the Adviser and the Trust (the "Trust/Adviser Agreement").

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

         1. APPOINTMENT OF THE SUB-ADVISER. The Adviser hereby appoints the Sub-Adviser to provide a continuous investment program for the Funds, subject to such instructions and supervision as the Adviser may from time to time furnish and further subject to the control and direction of the Trust's Board of Trustees, for the period and on the terms hereinafter set forth. The Sub-Adviser hereby accepts such appointment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Sub-Adviser will provide the services under this Agreement in accordance with the Funds' investment objective, policies and restrictions as stated in each Fund's most recent Prospectus and Statement of Additional Information and as the same may, from time to time, be supplemented or amended and in resolutions of the Trust's Board of Trustees. Adviser agrees to furnish the Sub-Adviser from time to time copies of all amendments of or supplements to such Prospectus and Statement of Additional Information. The Sub-Adviser shall for all purpose herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Adviser, the Funds or the Trust in any way.


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         2. SUB-ADVISORY SERVICES. Subject to such instructions and supervision as the Adviser may from time to time furnish, the continuous investment program of the Funds provided by the Sub-Adviser shall include, among other things, investment research and management with respect to all securities, investments and cash equivalents in the Funds. The Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund, the appropriate portion of the Fund's assets to be invested in particular countries or geographic regions, the use of foreign exchange contracts and other foreign currency matters, and the manner in which voting rights, rights to consent to corporate action and other rights pertaining to the Funds' investments should be exercised. The Sub-Adviser will implement such determinations through the placement, in the name of a Fund, of orders for the execution of portfolio transactions with or through such brokers or dealers as it may select.

         In fulfilling its responsibilities hereunder, the Sub-Adviser agrees that it will:

                  (a) use the same skill and care in providing such services as it uses in providing services to other fiduciary accounts for which it has investment responsibilities;

                  (b) conform with all applicable Rules and Regulations of the United States Securities and Exchange Commission ("SEC") and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any government authority pertaining to the investment advisory activities of the Sub-Adviser and shall furnish such written reports or other documents substantiating such compliance as the Adviser reasonably may from time to time request;

                  (c) not make loans to any person to purchase or carry units of beneficial interest in the Trust or make loans to the Trust;

                  (d) place orders pursuant to investment determinations for the Funds either directly with the issuer or with an underwriter, market maker or broker or dealer. In placing orders with brokers and dealers, the Sub-Adviser will use its reasonable best efforts to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation, the Sub-Adviser may, to the extent permitted by law, purchase and sell portfolio securities to, from and through brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Funds and/or other accounts over which the Sub-Adviser exercises investment discretion. Subject to the review of the Trust's Board of Trustees from time to time with respect to the extent and continuation of the policy, the Sub-Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and

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                           research services provided by such broker or dealer,
                           viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the accounts as to which it exercises investment discretion. In no instance will portfolio securities be purchased from or sold to the Trust, Security Management Company, Adviser or Sub-Adviser or any affiliate of the foregoing except as may be permitted by the 1940 Act;

                  (e) maintain all necessary or appropriate books and records with respect to each Fund's securities transactions in accordance with all applicable laws, rules and regulations, including but not limited to
                           Section 31(a) of the 1940 Act and will furnish the Trust's Board of Trustees such periodic and special reports as the Board reasonably may request;

                  (f) treat confidentially and as proprietary information of the Adviser and the Trust all records and other information relative to the Adviser and the Trust and prior, present, or potential interest-holders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except that subject to prompt notification to the Trust and Adviser, Sub-Adviser may divulge such information to duly constituted authorities, or when so requested by the Adviser and the Trust, PROVIDED, HOWEVER, that nothing contained herein shall prohibit the Sub-Adviser from advertising or soliciting the public generally with respect to other products or services, regardless of whether such advertisement or solicitation may be directed to persons including prior, present or potential shareholders of the Funds;

                  (g) maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Trust, the Sub-Adviser's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Trust's account are customers of the Adviser, Sub-Adviser or of their respective parents, subsidiaries or affiliates. In dealing with such customers, the Sub-Adviser and its affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust; and

                  (h) render, upon request of the Adviser or the Trust's Board of Trustees, written reports concerning the investment activities of the Funds.

         3. EXPENSES. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Funds.

         4. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records, if any, which it maintains for the Funds are the property of such Funds and further agrees to surrender promptly, to the Adviser

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or the Trust any such records upon the Adviser's or the Trust's request and that such records shall be available for inspection by the SEC. The Sub-Adviser further agrees to preserve for the periods and at the places prescribed by Rule 31a-2 under the 1940 Act, the records required to be maintained by Rule 31a-1 under the 1940 Act.

         5. COMPENSATION OF THE SUB-ADVISER. In consideration of services rendered pursuant to this Agreement, the Adviser will pay the Sub-Adviser a fee at the annual rate of the value of each Fund's average daily net assets set forth in Schedule A hereto. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month. If the Sub-Adviser shall serve for less than the whole of any month, the foregoing compensation shall be prorated. For the purpose of determining fees payable to the Sub-Adviser, the value of each Fund's net assets shall be computed at the times and in the manner specified in the Trust's Registration Statement. If the Adviser is required to reduce its fee or to reimburse the Trust because the expenses of a Fund exceed applicable limits under state securities regulations or are in excess of any voluntary expense limitations set forth in the Trust's current Registration Statement, the Sub-Adviser's fee hereunder shall be reduced by an amount equal to such excess expense multiplied by the ratio that the Sub-Adviser's fee hereunder bears to the sum of the fees paid to the Adviser and to Security Management Company (under the Trust's Administration Agreement with Security Management Company) by the Trust with respect to the Fund. Notwithstanding anything contained herein to the contrary, the Sub-Adviser shall not be compensated on the basis of a share of capital gains or upon capital appreciation of a Funds or any portion thereof except as may be authorized by applicable law.

         6. SERVICES NOT EXCLUSIVE. The services of the Sub-Adviser hereunder are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services to others and to engage in other activities, so long as the services rendered hereunder are not impaired. It is understood that the action taken by the Sub-Adviser under this Agreement may differ from the advice given or the timing or nature of action taken with respect to other clients of the Sub-Adviser, and that a transaction in a specific security may not be accomplished for all clients of the Sub-Adviser at the same time or at the same price.

         7. USE OF NAMES. The Sub-Adviser shall not use the name of the Trust or the Adviser in any material relating to the Sub-Adviser in any manner not approved prior thereto by the Adviser; provided, however, that the Adviser shall approve all uses of its or the Trust's name which merely refer in accurate terms to the appointment of the Sub-Adviser hereunder or which are required by the SEC or a state securities commission; and, provided further, that in no event shall such approval be unreasonably withheld.

         8. LIABILITY. Sub-Adviser, in rendering its services hereunder, agrees to use its best judgment and efforts, and Adviser agrees that Sub-Adviser shall not be liable hereunder for any mistake in judgment or any event whatsoever except for lack of good faith on the part of Sub-Adviser. Notwithstanding the foregoing, nothing herein shall be deemed to protect or purport to protect Sub-Adviser against any liability to Adviser, the Trust, or the holders of securities of the Trust to which Sub-Adviser would otherwise be subject by reason of an act or practice constituting willful misfeasance, bad faith, gross negligence, reckless disregard of duty or a breach of fiduciary duty involving personal misconduct, or loss resulting from breach of

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fiduciary duty with respect to the receipt of compensation for services (all within the meaning of 1940 Act) in respect of Adviser or the Trust in the performance of duties hereunder.

         9. LIMITATION OF TRUST'S LIABILITY. The Sub-Adviser acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Declaration of Trust. The Sub-Adviser agrees that any of the Trust's obligations shall be limited to the assets of the Funds and that the Sub-Adviser shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trustee, Trust employee or agent of the Trust.

         10. DURATION, RENEWAL, TERMINATION AND AMENDMENT. This Agreement shall become effective as of the date first written above and, unless sooner terminated as provided herein, shall continue until December 31, 1996.

         After December 31, 1996, if not terminated, this Agreement shall continue in effect with respect to Funds for successive periods of approximately twelve months each ending on December 31 of each year, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding Shares of a Fund. This Agreement may be terminated as to a Fund at any time, without payment of any penalty, by the Trust's Board of Trustees, by the Adviser, or by a vote of the majority of the outstanding voting securities of the Fund, upon 60 days' prior written notice to the Sub-Adviser, or by the Sub-Adviser upon 150 days' prior written notice to the Adviser and the Trust's Board of Trustees, or upon such shorter notice as may be mutually agreed upon. This Agreement shall terminate automatically and immediately upon termination of the Trust/Adviser Agreement.

         This Agreement shall terminate automatically and immediately in the event of its assignment. No assignment of this Agreement shall be made by the Sub-Adviser without the consent of the Adviser and the Board of Trustees of the Trust. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act. This Agreement may be amended at any time by the Adviser and the Sub-Adviser, subject to approval by the Trust's Board of Trustees and, if required by applicable SEC rules and regulations, a vote of a majority of the Fund's outstanding voting securities.

         11. CONFIDENTIAL RELATIONSHIP. Any information and advice furnished by either party to this Agreement to the other shall be treated as confidential and shall not be disclosed to third parties except as required by law.

         12. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         13. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the state of Michigan and the applicable provisions of the 1940 Act. To the

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extent applicable law of the state of Michigan, or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control.

         14. NAMES. The names "The Parkstone Advantage Fund" and "Trustees of the Parkstone Advantage Fund" refer respectively to the Trust created and the Trustees, as trustees but no individually or personally, acting from time to time under an Agreement and Declaration of Trust dated May 18, 1993 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "The Parkstone Advantage Fund" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the property of the Trust, and all persons dealing with any class of shares of the Trust must look solely to the property of the Trust belonging to such class for the enforcement of any claims against the Trust.

         15. MISCELLANEOUS. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all parties.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                       FIRST OF AMERICA INVESTMENT
                                         CORPORATION

                                       By:   /s/ Richard A. Wolf
                                          --------------------------------------
                                             Richard A. Wolf
                                       Its:  President

                                       GULFSTREAM GLOBAL INVESTORS, LTD.

                                       By:   Tull, Doud, Marsh & Triltsch, Inc.,
                                             General Partner

                                       By:   /s/ C. Thomas Tull
                                          --------------------------------------
                                             C. Thomas Tull
                                       Its:  President

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         The Parkstone Advantage Fund and First of America Investment
Corporation each acknowledge receipt of Gulfstream Global Investors, Ltd. Disclosure Statement as required by Rule 204-3 under the Investment Advisers Act of 1940 not less than 48 hours prior to the execution date of this Agreement.

                                       THE PARKSTONE ADVANTAGE FUND

                                       By:   /s/ George R. Landreth
                                          --------------------------------------
                                             George R. Landreth
                                       Its:  President

                                       FIRST OF AMERICA INVESTMENT
                                         CORPORATION

                                         CORPORATION

                                       By:   /s/ Richard A. Wolf
                                          --------------------------------------
                                             Richard A. Wolf
                                       Its:  President


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                                                            DATED: MARCH 1, 1995

                                   SCHEDULE A
                    TO THE SUB-INVESTMENT ADVISORY AGREEMENT
                 BETWEEN FIRST OF AMERICA INVESTMENT CORPORATION
                      AND GULFSTREAM GLOBAL INVESTORS, LTD.

NAME OF FUND                               COMPENSATION                                           DATE
------------                               ------------                                           ----

International Discovery Fund               Annual Rate of 0.50% of the first $50                  March 1, 1995
                                           million of the average daily net assets
                                           under management pursuant to
                                           agreements with First of America
                                           Investment Corporation, 0.45% of the
                                           average daily net assets between $50
                                           million and $100 million, 0.40% of the
                                           average daily net assets between $100
                                           million and $400 million, and 0.30% of
                                           the average daily net assets above $400
                                           million, provided, the minimum annual
                                           fee shall be $75,000.





                                       FIRST OF AMERICA INVESTMENT
                                         CORPORATION

                                       By:  /s/ Richard A. Wolf
                                           ------------------------------------
                                             Richard A. Wolf
                                       Its:  President

                                       GULFSTREAM GLOBAL INVESTORS, LTD.

                                       By:   Tull, Doud, Marsh & Triltsch, Inc.
                                             General Partner

                                       By:   /s/ C. Thomas Tull
                                           ------------------------------------
                                             C. Thomas Tull
                                       Its:  President


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